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SPS Commerce Acquires SupplyPike

Acquisition expands company’s product portfolio with automated invoice deduction management and prevention

Company to host conference call today at 8:30 a.m. ET

MINNEAPOLIS, Aug. 1, 2024 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced the acquisition of SupplyPike, an automated invoice deduction management and prevention solution.

SupplyPike is a first of its kind SaaS solution that provides ongoing monitoring and management of invoice deductions to recover lost revenue along with the information needed to improve processes and eliminate deductions in the future.

“The interdependent nature of the retail supply chain necessitates close collaboration between trading partners,” said Chad Collins, CEO of SPS Commerce. “With the acquisition of SupplyPike, SPS Commerce now offers an additional way for suppliers to understand and improve their ability to meet their retail customers’ expectations, with automated process monitoring, education, and improvement, and dispute resolution capabilities.”

“We believe by combining SupplyPike with SPS Commerce, we are providing an industry-leading knowledgebase of resources to reduce supply chain missteps and strengthen suppliers’ relationships with their customers,” said Dan Sanker, Founder and CEO of SupplyPike.

Acquisition Details

SPS Commerce acquired SupplyPike for approximately $119 million in cash, net of cash acquired, and $87 million in SPS Commerce stock.
For the third quarter of 2024, SPS Commerce anticipates the acquisition will add approximately $3.0 million in revenue and expects Adjusted EBITDA to be negatively impacted by approximately $750,000.

For fiscal year 2024, the company expects the acquisition will add approximately $8.0 million in revenue and expects Adjusted EBITDA to be negatively impacted by approximately $1.5 million.

For fiscal year 2025, the company expects the acquisition will add approximately $25.0 million in revenue and breakeven in Adjusted EBITDA.

Additional details, including the amortization expense associated with the acquisition, will be provided when the company reports third quarter results in October 2024.

Conference Call

SPS Commerce will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT). To access the call, please dial 1-800-715-9871, or outside the U.S. 1-646-307-1963 at least 15 minutes prior to the 8:30 a.m. ET start time. Please ask to join the SPS Commerce Conference Call or provide Conference ID 2351446. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 94 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement its financial statements, we provide investors with Adjusted EBITDA, which is a non-GAAP financial measure. We believe that this non-GAAP measure provides useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and planning purposes and for purposes of determining executive and senior management incentive compensation. We believe this non-GAAP financial measure is useful to an investor as it is widely used in evaluating operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, investment income (interest income/expense, realized investments gain/loss excluding realized gain/loss from foreign currency on investments), income tax expense, stock-based compensation expense, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

This non-GAAP measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure excludes significant expenses and income that are required by GAAP and is subject to inherent limitations.

SPS Commerce does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Forward-Looking Statements

This press release contains forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding financial performance expectations, future execution within our business, and the opportunity we see in the retail supply chain world within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.